Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS





         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Dresser Industries, Inc. pertaining to the M.
    W. Kellogg Company Employee Stock Purchase Plan of our report dated March 3, 1992 on our audits of the financial statements and financial statement schedules of Baroid Corporation and Subsidiaries as of December 31, 1991 and 1990 and for the years ended December 31, 1991 and 1990, which report is included in Baroid's 1992 Annual Report on Form 10-K. We also consent to the reference to our firm as "Experts" in Item 3 of the Registration Statement.



                                            /s/COOPERS & LYBRAND
                                            Coopers & Lybrand

    Houston, Texas
    March 29, 1994
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